Exhibit 10.32

Contract No.: 53092100927

Fixed Assets Loan Agreement

Borrower (Party A): OmniVision Technologies (Shanghai) Co., Ltd.

Address: Room 402, Lane 887 No. 88, Zu Chong Zhi Road, Zhang Jiang, Pudong, Shanghai

Legal Representative : HE XINPING

Lender (Party B): Industrial and Commercial Bank of China Ltd., Shanghai Pudong Development Zone Sub-Branch

Address: No. 1391 Jinqiao Road, Pudong New District, Shanghai

Legal representative (responsible person): WU YANFEN

For purposes stated in Article 3.1 of this contract, Party A has applied to Party B for a loan.  Party B has agreed to provide the loan to Party A.  In order to set forth the respective rights and obligations, pursuant to the Contract Law, the General Provisions of Lending and other relevant laws and regulations, both parties, after equal and friendly negotiation, have entered into this contract.

Article I

Representations and Warranties of Party A

1.1  It is a duly established entity of legal personality (or in case of a branch, a duly authorized establishment by the legal entity), and has the full power and capacity to perform this contract.

1.2  The proposed construction project to which the Loan is to be used under this contract has been approved by relevant government authorities.

1.3  The financial statements and information submitted for the review, evaluation and management of the Loan are true, accurate, and complete.

Article II

Type of the Loan

2.1  The Loan under this contract is fixed assets loan.

Article III

Purpose of the Loan

3.1  The purpose of the Loan under this contract shall be: for the construction project of the “OmniVision Technologies Research Center” at Parcel C-2-2 in the Central Block of Zhang Jiang.

3.2  Without written consent of Party B, Party A may not change the use of the proceeds of Loan provided in this contract.

Article IV

The Amount and Term of the Loan

4.1  The amount of the Loan under this contract is (in words): One Hundred Forty Million RMB Yuan, or (in numbers), ¥140,000,000.00 (in case of inconsistency between the text and numeric expressions of the amount, the text expression shall prevail; the same below).

4.2  The Term of the Loan under the contract shall be 81 months, from September 8 , 2009 to June 30, 2016.

Article V

The Interest Rate and Calculation of Interest

5.1  The Interest of the Loan under this contract shall be calculated on the basis of the actual number of days from the date of the actual withdrawal times the daily interest rate (the daily interest rate = annual interest rate ÷ 360), and paid quarterly.  The Interest shall be paid on the 20th day of the last month every quarter and if such date is a non-working day of the bank, on the next bank working day.  At the maturity of the Loan, the interests shall be paid off along with the principal.

5.2 The interest rate under this contract is determined in accordance with the method provided in the following 5.2.2:

5.2.1 The annual interest rate is fixed at _____% and will not be reset during the terms of the contract; or

5.2.2 The interest rate under this contract shall be the corresponding benchmark interest rate of the People’s Bank of China, with adjustment downward 10% of that rate.  For each withdrawal/disbursement, the interest rate will be determined separately and be reset once every period, which period shall be one-year.  For each withdrawal/disbursement of Loan, the interest rate for the first period is decided by Party B based on the corresponding benchmark interest rate of the People’s Bank of China on the date of the withdrawal/disbursement and the adjustment agreed by both parties; the interest rate for the second and subsequent periods shall be reset by Party B in accordance with the corresponding benchmark interest rate of the People’s Bank of China on the corresponding days of the date of withdrawal/disbursement, taking into account the adjustment agreed by both parties.  In the event a month in which the interest rate is reset does not have a date corresponding to the date of withdrawal/disbursement, then the last day of that month will be used instead as the corresponding day.

The corresponding day of the withdrawal/disbursement date means the day immediately after the end of each period during which the specific loan amount is first actually withdrawn/disbursed.  For instance, if the loan is withdrawn/disbursed on May 9, then the corresponding day shall be June 9 if the period is one month, August 9 if the period is a quarter, November 9 if the period is half year, or May 9 of the next year if the period is one year, and so on and so forth; or

5.2.3  Other ways: none.

5.3  In case the People’s Bank of China changes the interest rate or the policy for deciding the interest rate, the interest rate will be changed according to the relevant provisions of the People’s Bank of China. Party A will not provide notice to Party B.

Article VI

Conditions for Withdrawal

6.1  Prior to each withdrawal, Party A shall meet the following conditions:

6.1.1  the Mortgage Agreement is entered into and in full force and effect;

6.1.2  the capital or other necessary funding for the project has been received on schedule and in sufficient amount;

6.1.3  the project is within the budget or if it overruns, funding is secured;

6.1.4  the project is on schedule;

6.1.5  paperwork for the withdrawal has been filled out and submitted to Party B pursuant to the terms of the contract;

6.1.6  there is no event of default under the contract;

6.1.7  other loan related materials are submitted as requested by Party B.

Article VII

Schedule of Withdrawal

7.1  The Loan under this contract shall be drawn in accordance with the method provided in Article 7.1.2 below :

7.1.1  Party A shall withdraw the Loan amount in one time, and deposit the same in whole to the bank account maintained with Party B; or

7.1.2  Party A shall withdraw the Loan amount in 5 times, according to the following schedule:

7.1.2.1 September 15, 2009, amount, in words, Forty Five Million RMB Yuan, or in numbers, ¥45,000,000;

7.1.2.2 November 15, 2009, amount, in words, Twenty Million RMB Yuan, or in numbers, ¥20,000,000;

7.1.2.3 January 5, 2010, amount, in words, Thirty Five Million RMB Yuan, or in numbers, ¥35,000,000;

7.1.2.4 March 1, 2010, amount, in words, Thirty Million RMB Yuan, or in numbers, ¥30,000,000;

7.1.2.5 December 1, 2011, amount, in words, Ten Million RMB Yuan, or in numbers, ¥10,000,000; or

7.1.3  Other withdrawal methods :

None.

7.2  Party A shall withdraw the monies pursuant to provisions of Article 7.1 of the contract; and if there are any special circumstances, Party A shall submit written application to Party B, and after written consent of Party B, may advance or delay the drawings by 5 days.

7.3  If Party A needs to cancel the withdrawals of any remaining Loan amount in whole or in part, Party A shall submit a written application to Party B 30 days in advance and may cancel only after obtaining written consent of Party B.

7.4  The withdrawal and repayment dates under this contract shall be the dates actually recorded on the specific drawing or payment receipts as acknowledged by both Party A and B. Such receipts or payment instruments shall be an integral part of the contract, and other than the dates, in the event of any inconsistency between items on the receipts or payment instruments and the provisions of this contract, the provisions of the contract shall prevail.

Article VIII

Repayment Plan and Sources of Fund

8.1  The funds used by Party A to repay the Loan principal and interests under the contract will come from, but not limited to:

8.1.1  Cash return of this project ;

8.1.2  Operating income and other legitimate cash incomes.

8.2  Notwithstanding any provisions to the contrary for the sources of repayment funding in other contracts to which Party A is a party, none of those provision shall have any effect upon the repayment obligations of Party A under this contract.  Under no circumstances may Party A be excused by virtue of Article 8.1 from its repayment obligations under the contract.

8.3  Party A shall make interest payments on time and in full amount according to the provisions of this contract, and shall pay back the principal according to the following Article 8.3.2:

8.3.1  in one full installment, by ______; or

8.3.2  in several installments, the specific amounts and dates as follows:

8.3.2.1  December 20, 2010, amount, in words, Five Million RMB Yuan, or in number, ¥5,000,000.00;

8.3.2.2  December 20, 2011, amount, in words, Five Million RMB Yuan, or in number, ¥5,000,000.00;

8.3.2.3  December 20, 2012, amount, in words, Ten Million RMB Yuan, or in number, ¥10,000,000.00;

8.3.2.4  December 20, 2013, amount, in words, Twenty Million RMB Yuan, or in number, ¥20,000,000.00;

8.3.2.5  December 20, 2014, amount, in words, Twenty Million RMB Yuan, or in number, ¥20,000,000.00;

8.3.2.6  December 20, 2015, amount, in words, Forty Million RMB Yuan, or in number, ¥40,000,000.00;

8.3.2.7  June 30, 2016, amount, in words, Forty Million RMB Yuan, or in number, ¥40,000,000.00; or

8.3.3 in other ways:

None.

8.4  Party A shall submit written application to Party B 30 days in advance and obtain the written consent of Party B for the repayment ahead of schedule;

8.5  Prior to any advance payment by Party A of the Loan, Party A shall obtain consent of Party B, and such advance payments shall be not less than Ten Million Yuan (in words), and shall be in a whole number of multiple(s) of Ten Million Yuan (in words).

8.6  Advance payment by Party A of the Loan shall be applied to the return of principals set forth in Article 8.3.2 in a reverse order.

8.7  Party A shall, prior to each of the interest or principal due date provided in the contract, deposit sufficient amount to the account maintained at Party B for the principal or interest dues, and authorize Party B to withdraw from the account on the due date to pay for the interest or principal dues.

Article IX

The Security

9.1  The security provided for the Loan under this contract shall be: mortgage.

9.2  Party A is obliged to actively assist Party B and to secure Party B to enter into with the guarantor a guarantee contract No. 53092100927201.

9.3  If there is any change to the security adverse to interests of Party B under this contract, upon notice and request of Party B, Party A shall provide additional security to the satisfaction of Party B.

Article X

Rights and Obligations of the Parties

10.1  Rights and Obligations of Party A:

10.1.1  to borrow and use the Loan in accordance with the term and the purpose provided for in this contract;

10.1.2  not to return the Loan in advance of schedule, without written consent of Party B;

10.1.3  to submit to Party B for its examination, inquiry and supervision the use of Loan proceeds under this contract;

10.1.4  to actively cooperate with Party B for its examination, inquiries and supervision of the production and operation activities, the status of the project construction and the financial situations, and to provide to Party B all periodic profit and loss statements, balance sheets and other information;

10.1.5  to actively support Party B for the investigation of the Loan-related project in connection with the project reviews (planning, budgeting and accounting), the tendering and bidding procedures and the project completion inspection, as well as other related matters;

10.1.6  to pay the principal and interests of the Loan under this contract in accordance with the provisions of this contract;

10.1.7  to pay for all relevant costs and expenses under this contract, including but not limited to the notary, appraisal, evaluation, registration fees, etc.;

10.1.8  to receive and send back within 3 days a return receipt the collection letter or documents sent or otherwise served by Party B;

10.1.9  to notify Party B 30 days in advance and obtain written consent from Party B in the event that Party A is to undertake any contract leasing, transformation for joint-stock ownership, setup of joint venture, mergers or acquisitions, joint operations, spinoffs, reduction in capital funding, changes of ownership, transfer of substantial assets and other activities that may affect the realization of Party B’s interests;

10.1.10  to notify Party B within 7 days in the event of change of location, mailing address, business scope, legal representative, or other industrial and commercial registration;

10.1.11  to notify Party B immediately upon occurrence of any event that threats the operations of Party B or seriously affect its ability to perform the repayment obligations under this contract, including but not limited to, major economic dispute, bankruptcy or financial deterioration;

10.1.12  to notify Party B within 5 days in the event of closure, dissolution, or suspension of business or revocation or cancellation of business license; and to ensure immediate payoff of all principals and interests of the Loan;

10.1.13 to pay for the attorney and other fees in connection with the collection of debts by Party B under this contract;

10.1.14 to disclose in time, in full and in accuracy the related-party relationship and any related-party transactions.  For purpose of this Article, the Related Party shall mean, pursuant to the Accounting Standards for Business Enterprises — Disclosure of Related Party Relationship and Related Party Transactions:

10.1.14.1 an enterprise that is directly or indirectly controlled by Party A, or directly or indirectly controls Party A, or is under common control with Party A by another enterprise;

10.1.14.2 an equity joint venture of Party A;

10.1.14.3 a cooperative joint venture of Party A;

10.1.14.4 any major individual investors, key management personnel or their close family members of Party A;

10.1.14.5 an enterprise that is directly controlled by the major individual investors, key management personnel or their close family members of Party A.

Terms not otherwise defined herein shall have the same meanings as those in the Accounting Standards for Business Enterprises – Disclosure of Related Party Relationship and Related Party Transactions.

10.2  Rights and Obligations of Party B:

10.2.1  to request Party A to provide all the information relating to the Loan;

10.2.2  to withdraw from Party A’s accounts under the provisions of this contract or the laws to pay for the principals, interests, compound interests, penalty interests and all other dues and payables owed by Party A under this contract;

10.2.3  to impose credit sanctions in case Party A avoids Party B’s supervision, is in default on the principal and interest of the Loan, or is in other material breach;

10.2.4  to provide the Loan to Party A in full amount and on schedule under this contract (unless the delay is caused by Party A);

10.2.5  to maintain the secrecy of the information or status concerning the debt, finance, production, business etc. of Party A, except otherwise provided in this contract, or required by the laws and regulations.

Article XI

Liabilities

11.1  After this contract takes effect, both parties shall perform and discharge the obligations under the contract. Either party shall be liable to the other party in accordance with the law for non-performance or incomplete performance of the contract obligations.

11.2  If Party A fails to withdraw the Loan pursuant to provisions of Article 7.1 of this contract, Party B is entitled to the penalty interest based on the daily interest rate provided for in this contract;

11.3  If Party B fails to disburse the Loans pursuant to provisions of Article 7.1 of this contract, Party A is entitled to the penalty interest based on the daily interest rate provided for in this contract.

11.4  If, without written consent of Party B pursuant to Article 8.4 of this contract,  Party A returns the Loan in advance of the schedule, Party B is entitled to the interests based on the Terms of the Loan and interest rate provided for in this contract.

11.5  If Party A fails to pay the principal and interests of the Loan when due under the contract, Party B may request that it is paid off before a specified deadline; Party A agrees and hereby authorizes Party B to withdraw from any accounts Party A maintains with the Industrial and Commercial Bank of China and all its branches to pay for the overdue amounts under the contract.  In addition, the overdue loan amount will be subject to an additional penalty interest at a rate equal to 30% that of the contractual interest rate; and the overdue interests will be subject to an additional compound interest at a rate equal to 30% that of the contractual interest rate.

If the monies withdrawn from the accounts are in foreign currencies, the foreign exchange rate shall be the purchase price of such currencies as published Party B as of the date on which the withdrawal is made.

11.6  If Party A fails to use the loan proceeds pursuant to purpose specified in the contract, Party B is entitled to stop issuing the remaining Loan, to request immediate repayment of the Loan in part or in whole, or to terminate the contract.  In addition, Party B may charge for the pertinent misused Loan amounts an additional penalty interest at a rate equal to 50% that of the contractual interest rate; and for the overdue interests thereof an additional compound interest at a rate equal to 50% that of the contractual interest rate.

11.7  If during the terms of the Loan, Party A fails to pay the interest on time, the pertinent interests shall be subject to a compound interest at a rate equal to the contractual interest rate, and after the principal becomes overdue, equal to the compound interest rate according to Article 11.5 of the contract.

11.8  If Party A is in default as provided in both Article 11.5 and 11.6, Party B may choose to apply the more severe penalty of the two, but the two are not cumulative.

11.9  Upon occurrence of one of the following, Party A shall correct within 7 days after notice of Party B and take the remedial measures to the satisfaction of Party B; otherwise, Party B shall have the right to stop or cancel the rest of the Loans or to accelerate the Loans in part or in whole; any amounts not paid shall be subject to the liquidated damages, according to the daily interest rate:

11.9.1  The balance sheets, profit and loss statements and other financial information provided to Party B are false or miss material facts;

11.9.2  Party A is uncooperative to or refuses the supervision of Party B concerning the use of the Loans or on its production, business or financial activities;

11.9.3  Without consent of Party B, transfers or disposes of, or threats to transfer or dispose of, its material assets;

11.9.4  All or substantially all of its assets are in possession of creditors, or are appointed trustees, receivers or similar custodians, or such properties are seized or frozen, which may cause significant losses to Party B;

11.9.5  Without consent of Party B, Party A undertakes contract leasing, transformation for joint-stock ownership, setup of joint venture, mergers or acquisitions, joint operations, spinoffs, reduction in capital funding, changes in ownership, transfer of substantial assets and other activities that may affect the Party B’s interests or threaten the realization of Party B’s credit rights;

11.9.6  There is a change of location, mailing address, business scope, legal representative, or other industrial and commercial registration, or a major investment, which may seriously affect or threaten the realization of Party B’s credit rights;

11.9.7  There is major economic dispute or financial deterioration that seriously affects or threatens the realization of Party B’s credit rights;

11.9.8 Party A fails to disclose information or one of the following occurs to Party A and its related parties, which may have a negative impact on Party A to fulfill obligations under this contract:

11.9.8.1 Financial deterioration of Party A’s related parties;

11.9.8.2 Party A or its related parties are subject to investigations or imposed penalties by the judicial authority or by the tax, industrial and commercial administrative or other administrative law enforcement agencies in accordance with the laws;

11.9.8.3 There is a change of control in between Party A and its related parties;

11.9.8.4 Related parties of Party A are involved in or likely to be involved in significant economic disputes, litigation, arbitration;

11.9.8.5 The major individual investors or key management personnel of Party A have abnormal changes in their personal behavior, or become the suspects of criminal investigation by the judiciary in accordance with the law, or are restricted personal freedom;

11.9.8.6 Other events of related parties that may cause negative impact on Party A;

11.9.9  Party A fails to pay the monies due and payable (including those accelerated dues and payables), or is in breach or violation of other obligations under any agreements or documents, which will impair its ability to perform its obligations under this contract;

11.9.10  Any other events that may threaten or cause serious losses to Party B’s Loans under this contract.

Article XII

Formation, Amendment and Termination of the Contract

12.1  This contract shall take effect upon the signatures or stamps by the legal representatives (responsible persons) or their authorized agents of both parties and affixation of the corporate official seals, and if there is collateral, take effect after the collateral agreement is effective; this contract shall expire on the date when all the principals, interests, compound interests, penalties, liquidated damages and all other fees or payables are fully paid off.

12.2  Upon occurrence of one of the following circumstances, Party B shall have the right to request Party A for immediate payment of the principal and interest of the Loan and compensation for losses:

12.2.1  Party A is subject to closure, dissolution, business suspension, revocation of business license, or winding up;

12.2.2  The collaterals are changed adversely affecting the credit rights of Party B under this contract, and Party A fails to provide the necessary additional security as required by Party B;

12.2.3  Party A fails to repay the Loan on time or uses the Loan for purposes not permitted in the contract, owes overdue interests, or has other material breaches of this contract.

12.3  If Party A requests a Loan extension, it shall submit a written application to Party B 30 days prior to the expiration of this contract, along with the written confirmation from the guarantor agreeing to continue to provide the guarantee; the Loan may be extended after review and approval by Party B and the extension agreement is executed.  The loan contract shall continue to be performed by both parties before the extension agreement is executed.

12.4  After this contract becomes effective, unless otherwise provided in this contract, neither party may change or terminate the contract unilaterally; and if the change or early termination is required, both parties shall consult with each other and reach a written agreement.  Prior to such written agreement, this contract shall continue to be performed.

Article XIII

Dispute Resolution

13.1  Any dispute between the parties in connection with the contract shall be resolved first through consultation; and if such consultation fails, by means as set forth in article 13.1.2 below:

13.1.1  through arbitration at ________; or

13.1.2  through litigation at the court where Party B is located.

Article XIV

Additional Covenants

14.1 Party A shall promptly notify Party B in case of any liability due to its violation of the food safety, production safety, environmental protection or other related laws and regulations, regulatory requirements or industry standards, which liability has caused or is likely to cause material adverse effect upon the fulfillment of its obligations under the contract; depending on the degree of impact of such incidents on Party A’s credit conditions and ability to perform, Party B is entitled to take one or more remedial actions as follows: to cancel the Loan not yet been disbursed; to accelerate the Loan in part or in whole already disbursed; to terminate the contract; or to take other measures as Party B deems necessary;

14.2 If the project runs over the budget, the funding for the overruns is secured by Party A;

14.3 Party A shall have the construction project insured, and designate Party B as the first beneficiary;

14.4 Party A shall have opened and maintain special accounts with Party B, and submit to the supervision of the professional firm to be designated by Party B;

14.5 Without the consent of Party B, Party A may not obtain additional bank financing, or provide collaterals, under the project;

14.6 If there is any sale under Party A’s project, all the sales proceeds shall, after deduction of required taxes and fees, be applied on a priority to repay the Loan to Party B;

14.7 The proceeds of the Loan from Party B to Party A may not be used for the investment, such as in the stock market or the futures market; Party A may not change the use of the Loan.

Article XV

Miscellaneous

15.1  Any appendix, if any, attached to this contract is an integral part of the contract, and shall have the same legal force and effect as with the provisions of this contract; however, if there is any conflict with the contract, the provisions of the contract shall prevail; and if there is any conflict among the appendices, the one dated the latest shall prevail.

15.2  During the performance of the contract, if any date for withdrawal or repayment is a non-working day of the bank, then such date shall be postponed to the next bank working day.

15.3  The contract shall be executed in 5 original copies, one to be held by each of Party A and B, and one to be submitted to the real estate mortgage registration office, and the other two to be held by the relevant parties; all such copies shall have the same legal force and effect.

Party A (Company Seal) :	Party B (Company Seal) :

Legal Representative :	Legal Representative (or Responsible Person) :
(or Authorized Person)	(or Authorized Person)

Date: August 27, 2009	Date: August 27, 2009